SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2016

Knowledge Machine International, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-191175	90-0925768
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

14 Hayward Brook Drive, Concord, NH	03301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 717-6279

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.03 Material Modification to Rights of Security Holders.

On June 20, 2016, Knowledge Machine International, Inc., a Nevada corporation (the “Company”), filed the Certificate of Designation Establishing the Designation, Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A Preferred Stock (the “Designation”). A copy of the Designation, as filed with the Secretary of State of the State of Nevada, is attached hereto as Exhibit 3.1.

Series A Convertible Preferred Stock

We are authorized to issue 1,000,000 preferred shares, par value $0.001 per share, including 100,000 of which are designated as Series A Shares. The Series A Shares will have the following rights and preferences:

•                  The Series A Shares will be convertible into shares of our Common Stock at any time at a conversion rate of 80 shares of Common Stock for each Series A Share converted, subject to adjustments in the event of stock splits, recapitalizations, or similar events, provided that the Series A Shares will not be adjusted for any reverse stock split for a period of one year from the filing date of the Certificate of Designations creating the series, which is intended to occur with the first sale of Series A Shares in this offering.

•                  The Series A Shares will be entitled to the number of votes equal to the number of whole shares of Common Stock into which the Series A Shares are convertible and vote together with the holders of the Common Stock, except as otherwise required by Nevada law or as provided in the Certificate of Designations for the Series A Shares.

•                  A majority vote of the outstanding Series A Shares voting as a single class is required for any of the following actions:

o	Any alteration, amendment, or change in the rights, preferences or privileges of the Series A Shares;
o	Any amendment to the Company’s Certificate of Incorporation or Bylaws that would impair or reduce the rights of the Series A Shares; and
o	Any transaction resulting in the redemption of any of the Company’s securities.

•                  In the event of any voluntary or involuntary liquidation, dissolution or winding up of our Company (including a disposition of substantially all of our assets, whether by sale, merger or other reorganization, or a sale of over 50% of the ownership of the Company), the holders of the Series A Shares will be entitled to receive the greater of 150% of the purchase price of the Series A Shares, plus accrued dividends, if any, or the amount distributed to the holders of the Common Stock as though the Series A Shares were converted. Liquidating distributions will be in preference to the holders of Common Stock.

•                  The holders of the Series A Shares are not entitled to preference over the common shares on dividends, if any, declared by the Board.

•                  There are no redemption or sinking fund provisions applicable to the Series A Shares.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation Establishing the Designation, Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A Preferred Stock, as filed with the Nevada Secretary of State on June 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knowledge Machine International, Inc.

Date: June 24, 2016	By:	/s/ Vivek R. Dave
Vivek R. Dave, Ph.D., Chief Executive Officer